                                                                     EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement (this "Agreement") is dated as of October 23, 2003 (the "Effective Date"), among SureBeam Corporation, a Delaware corporation (the "Company"), and the purchasers identified on the signature pages hereto (each, a "Purchaser" and collectively, the "Purchasers").

      WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, shares of the Preferred Stock and certain Warrants for an aggregate purchase price of up to $10,000,000 but not less than $5,000,000, as more fully described in this Agreement.

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchasers agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, any capitalized terms set forth herein shall have the meaning set forth on EXHIBIT A hereto.

                                    ARTICLE 2
                                PURCHASE AND SALE

      2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company, the Shares and the Warrants, for the aggregate purchase price set forth below such Purchaser's address on the signature pages to this Agreement. The Closing shall take place at the offices of the Company on the date hereof or at such other location or time as the parties may agree, provided that the Closing shall not take place and this Agreement shall be null and void ab initio unless at least $5,000,000 in immediately available funds has been deposited by some or all of the Purchasers in an escrow account created pursuant to that certain escrow agreement between the Company and U.S. Bank, a national banking association, prior to 5:00 p.m. Eastern Standard Time on the Effective Date.

      2.2 Closing Deliveries.

            (a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

              (i) a certificate evidencing a number of Shares equal to the subscription amount indicated below such Purchaser's name on the signature page of this Agreement divided by $7,500 (the per Share purchase price), registered in the name of such Purchaser;

              (ii) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire the number of shares of Common Stock equal to 50% of the shares of Common Stock available upon conversion of the Shares to be issued to such Purchaser at the Closing;

              (iii) a legal opinion of Company Counsel, in agreed form, addressed to the Purchasers; and

              (iv) the Registration Rights Agreement duly executed by the Company.

            (b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

              (i) the subscription amount indicated below such Purchaser's name on the signature page of this Agreement, in United States dollars and in immediately available funds, by wire transfer, to an account designated in writing by the Company for such purpose; and

              (ii) the Registration Rights Agreement duly executed by such Purchaser.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

              (a) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, prospects, business or financial condition of the Company, taken as a whole, or (iii) a material adverse impairment to the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect").

              (b) Authorization: Enforcement. The Company has the requisite corporate power and corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Company is not in violation of any of the provisions of its certificate of incorporation, by-laws or other organizational or charter documents.

              (c) No Conflicts. Except as set forth in SCHEDULE 3.1(C), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's certificate of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound, except as items under (i), (ii) or (iii) do not, individually or in the aggregate, have or are reasonably be expected to result in a Material Adverse Effect.

              (d) Filings, Consents and Approvals. Except as set forth in
SCHEDULE 3.1(D), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing with the Commission of the Registration Statement, the application(s) to the NASDAQ for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and applicable Blue Sky filings.

              (e) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

              (f) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in
SCHEDULE 3.1(F). No securities of the Company are entitled to preemptive or similar rights, and other than as set forth in SCHEDULE 3.1(F), no Person has any right of first refusal, preemptive right or right of participation to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in SCHEDULE 3.1(F), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Other than as set forth in SCHEDULE 3.1(F), the issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

              (g) SEC Reports: Financial Statements. Except as set forth in
SCHEDULE 3.1(G), the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

              (h) Litigation. Other than as set forth in SCHEDULE 3.1(H), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Other than as set forth in SCHEDULE 3.1(H), neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Other than as set forth in SCHEDULE 3.1(H), there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

              (i) Labor Relations. No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company.

              (j) Compliance. Other than as set forth in SCHEDULE 3.1(J), the Company is not: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) or has been in violation of any statute, rule or regulation of any governmental authority, except in each case as does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

              (k) Regulatory Permits. Except as set forth in SCHEDULE 3.1(K), the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

              (l) Title to Assets. Except as otherwise set forth in the SEC Reports, the Company has good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and good and marketable title in all personal property owned by them that is material to the business of the Company, in each case free and clear of all Liens, except for Liens created by that certain Senior Secured Credit Agreement, dated as of August 2, 2002, between The Titan Corporation, as the Lender, and the Company, as the Borrower (the "Titan Credit Facility") and as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases of which the Company are in compliance.

              (m) Patents and Trademarks. To the Knowledge of the Company, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with its business, as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person, which if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

              (n) Transactions With Affiliates and Employees. Except as set forth in SEC Reports, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

              (o) Certain Fees. Except as described in SCHEDULE 3.1(O), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other

Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

              (p) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2(b) through (e), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. Subject to obtaining shareholder approval as described in Section 5.15 hereof, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the NASDAQ, and no shareholder approval is required for the Company to fulfill its obligations under the Transaction Documents.

              (q) Listing and Maintenance Requirements. Other than as set forth in SCHEDULE 3.1(Q), the Company has not, in the two years preceding the date hereof, received written notice from any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Eligible Market.

              (r) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (s) Registration Rights. Other than as described in SCHEDULE 3.1(S), except for the Company's registration obligations pursuant to the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied in full.

              (t) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information, except pursuant to a Confidentiality and Non-Disclosure Agreement between the Company and each Purchaser. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.

      3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

              (a) Organization: Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

              (b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

              (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants, it will be an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act. Such Purchaser is not, and after the Closing will not be, an officer, director or beneficial owner (directly or indirectly), as such terms are defined in the Exchange Act, of more than ten percent (10%) of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act.

              (d) Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

              (e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

              (f) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

              (g) No Violations. During the past ten (10) years, no federal or state securities regulatory authority nor any self-regulatory organization has, to the knowledge of such Purchaser: (i) found that such Purchaser or any of its Affiliates has committed a violation of investment-related rules, regulations or statutes, (other than a violation designated as a "minor rule violation" under a plan approved by the Commission) or (ii) entered an order against such

Purchaser or any of its Affiliates as a result of, or in connection with, an investment-related activity.

                                   ARTICLE 4
                         OTHER AGREEMENTS OF THE PARTIES

      4.1 Transfer Restrictions.

              (a) Compliance with Securities Laws. Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

              (b) Legends. So long as is required by this Section 4.1, of the following legend will be imprinted on any of the Securities:

      [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

              (c) Removal of Legends. Certificates evidencing Securities shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following any sale of such Securities pursuant to Rule 144; (ii) if such Securities are eligible for sale under Rule 144(k); or (iii) if such legend is not required under applicable requirements of the Securities Act.

      4.2 Securities Laws Disclosure; Publicity. The Company and Purchasers shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement without the prior consent of the other, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall provide the other party with notice of such public statement or communication.

                                    ARTICLE 5
                                  MISCELLANEOUS

      5.1 Fees and Expenses. Except as specified in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery, performance and negotiation of the Transaction Documents.

      5.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

      5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (Pacific Standard time) on a Trading Day; (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Pacific Standard time) on any Trading Day; (iii) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:                       SureBeam Corporation
                                         9276 Scranton Road, Suite 600
                                         San Diego, CA 92121
                                         Attn: Chief Financial Officer
                                         Fax No.: (858) 795-6231

With a copy to:                          Luce, Forward, Hamilton & Scripps LLP
                                         11988 El Camino Real, Suite 200
                                         San Diego, CA 92130
                                         Attn: Ed Arledge
                                         Fax No.: (858) 720-6306

If to a Purchaser:                       To the address set forth under such
                                         Purchaser's name on the signature
                                         pages hereof.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

      5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

      5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

      5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchasers. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers."

      5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

      5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of San Diego, California. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of San Diego, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a

Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

      5.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and exercise of the Warrants, as applicable.

      5.10 Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof

      5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which may include a reasonable surety bond), if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

      5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. Monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      5.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

      5.15 NASDAQ Limitation. If the Company has not obtained the Shareholder Approval (as defined below), then the Company may not issue shares of Common Stock upon exercise of the Warrants (such number of shares of Common Stock, the "Issuable Maximum") such that the aggregate number of shares of Common Stock to be issued pursuant to the Agreement together with shares to be issued in any other transaction which may be deemed by NASDAQ to be a single "transaction" under Marketplace Rule 4350(i) would be in excess of 19.9% of the issued and outstanding shares of Common Stock immediately prior to the Closing. If on any date of exercise: (A) the aggregate number of shares of Common Stock that would then be issuable upon exercise in full of this Warrant would exceed the Issuable Maximum, and (B) the Company shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of the NASDAQ (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the Holder up to the number of shares of Common Stock available within the Issuable Maximum and, with respect to the remainder of the shares then issuable under the Warrant for which an exercise in accordance with the applicable exercise price would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "Excess Warrant Shares"), the Holder shall have the option to require the Company to use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible. The Company and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of exercise of this Warrant shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto. If the Company shall succeed in obtaining the Shareholder Approval, the Excess Warrant Shares shall become fully exercisable by the Holder.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                    SUREBEAM CORPORATION

                                    By:
                                          -----------------------
                                    Name:
                                          -----------------------
                                    Title:
                                          -----------------------


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                    SIGNATURE PAGES OF PURCHASERS TO FOLLOW]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             RAM TRADING LTD.

                             By:
                                ------------------------------------------------
                             Name:
                                    --------------------------------------------
                             Title:
                                     -------------------------------------------

                             Subscription Amount:  $
                                                    ----------------------------
                             Number of Shares:
                                                --------------------------------
                             Number of Shares Underlying Warrants:
                                                                  --------------

                             Address for Notice:

                             ---------------------------------------------------

                             ---------------------------------------------------

                             ---------------------------------------------------

                             Facsimile No.:
                                             -----------------------------------
                             Attn:
                                    --------------------------------------------


                             RAM TRADING LTD.

                             By:
                                ------------------------------------------------
                             Name:
                                    --------------------------------------------
                             Title:
                                     -------------------------------------------

                             Subscription Amount:  $
                                                    ----------------------------
                             Number of Shares:
                                                --------------------------------
                             Number of Shares Underlying Warrants:
                                                                  --------------

                             Address for Notice:

                             ---------------------------------------------------

                             ---------------------------------------------------

                             ---------------------------------------------------

                             Facsimile No.:
                                             -----------------------------------
                             Attn:
                                    --------------------------------------------

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              FLYLINE HOLDINGS LTD.

                              By:
                                 -----------------------------------------------
                              Name:
                                     -------------------------------------------
                              Title:
                                      ------------------------------------------

                              Subscription Amount:  $
                                                     ---------------------------
                              Number of Shares:
                                                 -------------------------------
                              Number of Shares Underlying Warrants:
                                                                   -------------

                              Address for Notice:

                             ---------------------------------------------------

                             ---------------------------------------------------

                             ---------------------------------------------------


                              Facsimile No.:
                                              ----------------------------------
                              Attn:
                                     -------------------------------------------

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              DURANGO INVESTMENTS, LP

                              By:
                                 -----------------------------------------------
                              Name:
                                     -------------------------------------------
                              Title:
                                      ------------------------------------------

                              Subscription Amount:  $
                                                     ---------------------------
                              Number of Shares:
                                                 -------------------------------
                              Number of Shares Underlying Warrants:
                                                                   -------------

                              Address for Notice:

                             ---------------------------------------------------

                             ---------------------------------------------------

                             ---------------------------------------------------


                              Facsimile No.:
                                              ----------------------------------
                              Attn:
                                     -------------------------------------------

                                    EXHIBIT A

                                   DEFINITIONS

      "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to each Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

      "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

      "Certificate of Designation" means that Certificate of Designation filed with the Delaware Secretary of State on October 21, 2003, in the form attached hereto as EXHIBIT B.

      "Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the Class A common stock of the Company $.00l par value, and any securities into which such common stock may hereafter be converted.

      "Company Counsel" means Luce, Forward, Hamilton & Scripps LLP, counsel to the Company.

      "Eligible Market" means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Knowledge of the Company" means the actual knowledge of Messrs. Terrance
J. Bruggeman, President and Chief Executive Officer, and David A. Rane, Executive Vice President and Chief Financial Officer.

      "Liens" means any lien, charge, security interest, encumbrance, right of first refusal or other restriction.

      "NASDAQ" means the NASDAQ National Market.

      "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

      "Preferred Stock" means the Convertible Preferred Stock of the Company, $.001 par value, which was authorized by the Certificate of Designation.


                                    EXHIBIT A

      "Proceeding" means an action, claim, suit, investigation or proceeding, whether commenced or overtly threatened.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Purchasers, in the form attached as EXHIBIT C hereto.

      "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by Purchasers of the shares of Common Stock underlying the Shares and the Warrant Shares.

      "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

      "Shares" means the shares of Preferred Stock issued to the Purchasers pursuant to this Agreement.

      "Securities" means the Shares, the shares of Common Stock underlying the Shares, Warrants and Warrant Shares.

      "Trading Day" means: (i) a day on which the shares of Common Stock are traded on an Eligible Market or (ii) if the shares of Common Stock are not listed on an Eligible Market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board or
(iii) if the shares of Common Stock are not quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the shares of Common Stock are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

      "Transaction Documents" means this Agreement, the Registration Rights Agreement, the Certificate of Designation, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

      "Warrants" means the Common Stock purchase warrants to be issued to each Purchaser, in the form attached hereto as EXHIBIT D.

      "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.


                                    EXHIBIT A

                                    EXHIBIT B

                           CERTIFICATE OF DESIGNATION











                                    EXHIBIT B

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT









                                    EXHIBIT C

                                    EXHIBIT D

                                 FORM OF WARRANT





















                                    EXHIBIT D